Exhibit 10.2

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

FIRST CONSOLIDATED AMENDMENT TO DEVELOPMENT AGREEMENT

This FIRST CONSOLIDATED AMENDMENT TO THE DEVELOPMENT AGREEMENT (this “First Amendment”) is made and entered into as of October 31, 2002 by and between DIRECTV, INC., a California corporation (“DIRECTV”), and TIVO INC., a Delaware corporation (“TiVo”) (collectively, the “Parties”).

RECITALS

WHEREAS, the Parties entered into that certain Development Agreement having an effective date of February 15, 2002 (the “Development Agreement”);

WHEREAS, the Parties have previously clarified the Development Agreement via a letter agreement dated June 20, 2002;

WHEREAS, the Parties have previously amended the Development Agreement via letter agreements dated July 22, 2002 and August 26, 2002; and

WHEREAS, the Parties wish to set forth those prior clarifications and amendments herein and further modify certain provisions in the Development Agreement as explicitly set forth in this First Amendment.

NOW, THEREFORE, the Parties agree to amend the Development Agreement as follows:

AGREEMENT

Unless stated otherwise, capitalized terms used herein shall have the meanings set forth in the Development Agreement.

1.    TIVO TECHNOLOGY.    The first sentence of Section 1.16 of the Development Agreement is hereby deleted and replaced in its entirety with the following:

“ “TiVo Technology” shall mean any software, components, parts, proprietary information, intellectual property, subassemblies or other technology, specifically excluding any DIRECTV Technology and Third Party Technology, that is expressly incorporated in, or specifically required for use of, the Reno Receiver, Provo Receiver and/or Two-Chip Receiver, including the TiVo Software, the Provo Receiver design and the Two-Chip Receiver design.”

2.    TWO-CHIP OPTION.    Pursuant to the letter agreement of July 22, 2002, the first two sentences of Section 2.5 of the Development Agreement are deleted and replaced in their entirety with the following:

“At DIRECTV’s request, TiVo shall develop the Two-Chip Receiver, for Manufacturing Release no later than [*]. Any such DIRECTV request shall be made in writing and provided to TiVo on or before [*].”

3.    DVR/PVR SERVICE PRICING AND CUSTOMER RELATIONSHIP.    Pursuant to the letter agreement of August 26, 2002, Section 4.1 of the Development Agreement is amended by adding the following sentence immediately prior to the last sentence:

“Notwithstanding the foregoing, its agreed and understood that DIRECTV may, in its discretion, change the terms of such “TiVo Lifetime Service Subscriptions” for Reno Receiver customers such that the “lifetime” applies on an account, rather than a receiver basis, and to the extent any claim arises from such change by DIRECTV in the terms of the TiVo Lifetime Subscriptions for Reno Receiver customers, DIRECTV shall indemnify and hold TiVo harmless from such claim in accordance with the terms and conditions of Article VII.”

4.    MANUFACTURING AND DISTRIBUTION LICENSE.    Item (v) of Section 4.8(a) is hereby amended to read as follows:

“(v) distribute the TiVo Software (solely in object code form) with, or download to, Provo Receivers, Reno Receivers, and Two-Chip Receivers, and use and perform the diagnostic components of the TiVo Software (solely in object code form) solely for purposes of testing individual Provo Receivers, Reno Receivers or Two-Chip Receivers, during the assembly of such Receivers;”

5.    INDEMNIFICATION #1.    Pursuant to the letter agreement of June 20, 2002, the Parties hereby commemorate the understanding and agreement that has been reached regarding the application of Section 7.1 of the Development Agreement to the situation in which a DIRECTV-authorized manufacturer of the Provo Receiver, Reno Receiver (post Version [*] Software) or Two-Chip Receiver seeks indemnity from DIRECTV for a claim, suit or action that is based on allegations that TiVo Technology [*] in the United States and which allegations relate to [*] such Receivers. Specifically it is the Parties’ understanding that such a claim again DIRECTV by a DIRECTV-authorized manufacturer would be included within and covered by the indemnification obligations of TiVo pursuant to Section 7.1 of the Development Agreement and would be subject to the other provisions of Section 7 of the Development Agreement.

6.    INDEMNIFICATION #2.    Clause (i) of Section 7.1 of the Development Agreement is deleted and replaced in its entirety with the following:

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

“(i) based on allegations that such Indemnifying Party’s Technology [*] in the United States and which allegations relate to [*] the Provo Receiver, Reno Receiver (post Version [*] Software), and Two-Chip Receiver, or”

7.	[*]

8.	[*]

9.	[*]

10.	[*]

11.    EFFECT OF AMENDMENT.    Except as expressly modified herein, all other terms and conditions of the Development Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, TiVo and DIRECTV have duly executed this First Amendment by their respective duly authorized officers. This First Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.

TIVO INC.	DIRECTV, INC.

/s/ Michael Ramsay	/s/ Brad Beale
Authorized Signature	Authorized Signature

Mike Ramsay	Brad Beale
Printed Name	Printed Name

Chairman, CEO	SVP
Title	Title

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.